EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 2-74613 on Form S-16 and No. 33-66474 on Form S-8 of EnergySouth, Inc. (the “Company”), as successor to Mobile Gas Service Corporation, No. 333-02271 on Form S-3, and No. 333-103713 on Form S-8 of the Company, of our report dated December 1, 2006, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 13, 2006